Exhibit 99.1

Arcadia Biosciences Announces Second-Quarter and First-Half 2020 Financial Results and Business Highlights

●	Revenues up 38% for the quarter and 63% year to date

●	Multiple GoodWheatTM distribution agreements position company for strong revenue finish in 2020

●	Pending acquisition of Industrial Seed Innovations will expand GoodHempTM seed portfolio to include popular Umpqua and Rogue varieties

●	Global scale up of HB4® soybeans underway, with harvest of foundation seed to grow up to 90,000 hectares

DAVIS, Calif. (August 13, 2020) – Arcadia Biosciences, Inc.® (Nasdaq: RKDA), a leader in science-based approaches to enhancing the quality and nutritional value of crops and food ingredients, today released its financial and business results for the second quarter and first half of 2020.

“Amidst an incredibly challenging economic landscape, I am pleased to report Arcadia has achieved a number of key milestones across each of the crop product areas in which we innovate: hemp, wheat and soy,” said Matthew Plavan, president and CEO of Arcadia Biosciences. “In light of the persistent overhang of this pandemic on the markets, and the impact on our ability to forecast our business with reliable precision, we believe it prudent to provide more generalized versus specific revenue guidance. Notwithstanding these risks, we believe our recently announced multiple GoodWheatTM distribution arrangements, in both B2B and B2C channels, and the conversion of our $3.7M GoodHempTM seed purchase backlog to grower seed shipments during the balance of the year, will drive a strong revenue finish for 2020.

“Furthermore, against the buffeting of COVID-19 headwinds, we strengthened our cash position by $9 million during the first half of the year through warrant exchanges, which are less dilutive to shareholders than traditional financings that feature warrant coverage,” continued Plavan. “We believe the probability that these headwinds will largely dissipate by 2021 is reasonably positive. If so, we see the fundamentals of our business as ever-strengthening, and that our GoodWheat, GoodHemp, Hawaiian CBD and HB4® soybean businesses unrestrained portend for a very positive financial performance in 2021, and the prospect of reaching quarterly profitability by year’s end remains realistic.”

Recent Operating and Business Highlights

•

Collaboration with Corner Foods to Bring GoodWheat to China and Israel. Arcadia’s collaboration with Corner Foods, an affiliate of Corner Capital Group, brings Arcadia’s GoodWheat portfolio of non-GMO specialty wheat ingredients to China and Israel. The partnership will introduce GoodWheat products directly to consumers in China via popular e-commerce site TMall and cooking and lifestyle network Tastemade China. Together, these digital platforms reach an estimated eight million consumers in China per month. Arcadia and Corner Foods also plan for introductions into food retail and food service markets in Israel, long known for food tech innovation focused on healthful ingredients.

•

Partnership with Three Farm Daughters to Develop and Market GoodWheat Products. This week Arcadia announced the execution of a term sheet to form a strategic business venture with Three Farm Daughters, a majority female-owned North Dakota-based consumer food company, to develop and market food products using Arcadia’s patented non-GMO GoodWheat technology. Together, the companies will develop Three Farm Daughters-branded food products such as flours, pastas and crackers that leverage the enhanced nutritional profiles of GoodWheat ingredients. Three Farm Daughters products will be sold in grocery stores, on Amazon and through the company’s e-commerce site: www.threefarmdaughters.com.

•

Collaboration with GoodMills to Sell GoodWheat in Europe. Through a collaboration with GoodMills Innovation, an affiliate of GoodMills Group, Europe’s largest milling company, Arcadia plans to commercialize GoodWheat varieties across Europe, introducing uniquely healthy products for the retail, consumer and food service sectors beginning in 2020. GoodMills Innovation is recognized as one of the world’s leading innovators in grain-based ingredients that are both highly functional and nutritional.

•

Acquisition of Innovative Hemp Seed Breeding Company.  Arcadia is closing a transaction with Industrial Seed Innovations (ISI), an Oregon-based industrial hemp breeding and seed company, to acquire its commercial and genetic assets, including seed varieties, germplasm library and intellectual property. ISI’s popular Rogue and Umpqua seed varieties will become part of Arcadia’s portfolio, alongside the company’s GoodHemp line of genetically superior hemp seeds, transplants, flowers and extracts. The acquisition will significantly broaden and accelerate commercialization of Arcadia’s hemp-related breeding platform and establish a breeding research and development facility in the Pacific Northwest, a key hemp production area.

•

Global Scale-up Underway for HB4 Drought Resistant, Herbicide Tolerant Soybeans. Through its Verdeca joint venture with Bioceres Crop Solutions, Arcadia successfully harvested foundation seed to enable up to 90,000 hectares in preparation for regulatory approval from China. Verdeca is also increasing breeding and new market development activities to access incremental geographies, including Brazil and the U.S.

•

Inclusion in Russell Microcap Index. At the end of June, Arcadia joined the Russell Microcap® Index (^RUMIC). Membership in the Index, which remains in place for one year, means automatic inclusion in the appropriate growth and value style indexes, which are widely used by investment managers and institutional investors for index funds and as benchmarks for active investment strategies. Arcadia’s inclusion in the Russell Microcap Index will increase investor awareness and broaden its investor base at a time when the company is focused on scaling revenues through the sales of GoodHemp and GoodWheat seed and grain, as well as the introduction of its Hawaiian CBD products in 2020.

•

Expansion of Intellectual Property Protection for GoodWheat Portfolio. Arcadia strengthened its intellectual property and GoodWheat technology portfolio with five additional U.S. patents in Q2. The U.S. Patent and Trademark Office awarded the company two patents for extending the shelf life of whole wheat by minimizing hydrolytic and oxidative rancidity. The company also received notices of allowance for three additional patents extending earlier claims surrounding the extended shelf life of wheat and reduced gluten grains. The new patents bring the total number of patents in Arcadia’s GoodWheat portfolio of non-GMO wheat varieties to 23.

•

Foundational Patents for Non-GMO Herbicide Tolerant Wheat. The Australian Patent Office granted patents to Arcadia covering herbicide tolerance in wheat, and the U.S. Patent and Trademark Office issued a notice of allowance for the same technology, with patents pending in other territories. Arcadia’s herbicide tolerant wheat technology can be an important tool in the hybrid breeding toolkit. This technology will serve as the foundation for future innovation and could open the door to development of a highly efficient hybrid wheat production system, which would transform the 200 million hectare global wheat industry.

•

Randy Shultz, Ph.D. Named Chief Technology Officer. Early in Q2, Arcadia promoted Randy Shultz, Ph.D. to the role of chief technology officer. Shultz joined Arcadia in 2019 as head of research and development and has played an instrumental role in accelerating novel non-GMO hemp varieties with ArcaTechTM, Arcadia’s proprietary rapid prototyping and development platform. In this new, elevated position, Shultz oversees the execution of Arcadia’s strategic, multi-year plan to become a market leader in high-value hemp innovations, as well as continuing to advance next generation products through the company’s GoodWheat pipeline.

•

Warrant Exercise Transactions Exceed $9 Million. Arcadia strengthened its balance sheet through two separate warrant exercise transactions in Q2 and Q3, providing additional cash resources to persevere through the headwinds of the COVID-19 pandemic. Proceeds from the transactions with current investors will enable the company to advance its growth strategy, fund product commercialization activities and transform its business through the potential acquisition of assets adding value and speed to its hemp products business.

Arcadia Biosciences, Inc.

Financial Snapshot

(Unaudited)

($ in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	Favorable / (Unfavorable)		2020	2019	Favorable / (Unfavorable)
			$	%			$	%
Total revenues	281	203	78	38%	590	361	229	63%
Total operating expenses	7,157	5,185	(1,972)	(38)%	13,256	9,561	(3,695)	(39)%
Loss from operations	(6,876)	(4,982)	(1,894)	(38)%	(12,666)	(9,200)	(3,466)	(38)%
Net income (loss) attributable to common stockholders	(9,689)	4,237	(13,926)	(329)%	(7,164)	(8,375)	1,211	14%

Revenues

In the second quarter of 2020, revenues were $281,000, compared to revenues of $203,000 in the second quarter of 2019 and first half 2020 revenues were $590,000, compared to $361,000 in the first half of 2019. The quarter-over-quarter revenue increase was driven by the increase in GLA product sales and GoodWheat royalty revenues. The year-over-year increase was driven by the aforementioned, in addition to revenue earned from the milestone achievement by a licensee during the first quarter.

Operating Expenses

In the second quarter of 2020, operating expenses were $7.2 million, compared to $5.2 million in the second quarter of 2019 and first half 2020 operating expenses were $13.3 million, compared to $9.6 million in the first half of 2019. Research and development (R&D) costs increased by $43,000 and $781,000 for the second quarter and first half of 2020, primarily due to higher employee expenses and hemp-related research costs.  General and administrative (SG&A) costs increased by $528,000 and $1.4 million for the second quarter and first half of 2020, respectively, primarily due to higher employee expenses, consulting fees and consultants’ stock compensation expenses. Cost of product revenues for the second quarter and first half of 2020 both increased primarily as a result of a $1.4 million write-off of GoodHemp inventory that did not meet Arcadia’s required minimum quality specifications.

Net Income Attributable to Common Stockholders

Net loss attributable to common shareholders for the second quarter of 2020 was $9.7 million, or ($1.04) per share, a $13.9 million decrease from the $4.2 million, or $0.84 per share, net income recognized in the second quarter of 2019. The quarter-over-quarter decrease was largely due to the $3.1 million non-cash expense recognized in the second quarter of 2020 as a result of an increase in the fair value of common stock warrant liabilities versus the $9.5 million non-cash income recognized in the second quarter of 2019 as a result of a decrease in these liabilities.

Net loss attributable to common shareholders for the first half of 2020 was $7.2 million, or ($0.80) per share, a $1.2 million decrease from the $8.4 million, or ($1.70) per share, net loss recognized in the first half of 2019.

Conference Call and Webcast

The company has scheduled a conference call for 4:30 p.m. Eastern (1:30 p.m. Pacific) today, August 13, to discuss second-quarter and first-half financial results and key strategic achievements.

Interested participants can join the conference call using the following numbers:

U.S. Toll-Free Dial-In:   +1-844-243-4690

International Dial-In:     +1-225-283-0138

Passcode:                     9398996

A live webcast of the conference call will be available on the “Investors” section of Arcadia’s website at www.arcadiabio.com. Following completion of the call, a recorded replay will be available on the company’s investor website.

About Arcadia Biosciences, Inc.

Arcadia Biosciences (Nasdaq: RKDA) is a leader in science-based approaches to enhancing the quality and nutritional value of crops and food ingredients. The company’s GoodHemp™ seed catalog delivers genetically superior hemp seeds, clones, transplants, flower and extracts, applying the company’s proprietary crop innovation technology, ArcaTech™, to an emerging crop. The company’s GoodWheat™ branded ingredients deliver health benefits to consumers and enable consumer packaged goods companies to differentiate their brands in the marketplace. Arcadia’s agricultural traits are being developed to enable farmers around the world to be more productive and minimize the impact of agriculture on the environment. For more information, visit www.arcadiabio.com.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about the company and its products, including statements relating to the collaboration with Corner Foods, the partnership with Three Farm Daughters, the collaboration with GoodMills Innovation, regulatory approval in China, revenue in 2020, financial performance in 2021, the acquisition of assets from Industrial Seed Innovations, the growth of the company and the use proceeds from the exercise of warrants. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the price and demand for the company’s wheat and hemp related products are lower than expected; the company’s and its partners’ and affiliates’ ability to develop and sell commercial products incorporating its traits, and complete the regulatory review process for such products; the company’s and it partners’ ability to fulfill current and follow-on purchase commitments; the company’s compliance with laws and regulations that impact the company’s business, and changes to such laws and regulations; the growth of the global wheat and hemp markets; the successful integration of the company’s business with the businesses of any future partners; the potential impact of COVID-19 on the company’s business; the successful closing of the acquisition of Industrial Seed Innovations; the company entering into definitive agreements with Corner Foods, Three Farm Daughters and GoodMills Innovation; and the company’s future capital requirements and ability to satisfy its capital needs.  Further information regarding these and other factors that could affect the company’s financial results is included in filings the company makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” and additional information set forth in its Form 10-K for the year ended December 31, 2019, and other filings. These forward-looking statements speak only as of the date hereof, and Arcadia Biosciences, Inc. undertakes no duty to update these forward-looking statements.

Press Contact:

Lisa Weser

Trailblaze

lisa@trailblaze.co

Investor Contact:

Pam Haley

Chief Financial Officer

ir@arcadiabio.com

LinkedIn: Arcadia Biosciences

Twitter: @ArcadiaAg

Arcadia Biosciences, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$14,995	$8,417
Short-term investments	600	16,915
Accounts receivable	403	602
Inventories, net — current	8,772	1,794
Prepaid expenses and other current assets	1,326	712
Total current assets	26,096	28,440
Restricted cash	2,000	—
Property and equipment, net	3,403	1,799
Right of use asset	5,598	1,963
Inventories, net — noncurrent	658	364
Other noncurrent assets	23	8
Total assets	$37,778	$32,574
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$6,937	$4,685
Amounts due to related parties	22	40
Debt — current	519	24
Unearned revenue — current	—	42
Operating lease liability — current	623	611
Other current liabilities	263	306
Total current liabilities	8,364	5,708
Debt — noncurrent	2,742	107
Operating lease liability — noncurrent	5,220	1,497
Common stock warrant liabilities	5,836	14,936
Other noncurrent liabilities	2,000	2,000
Total liabilities	24,162	24,248
Stockholders’ equity:
Common stock, $0.001 par value—150,000,000 shares authorized as of June 30, 2020 and December 31, 2019; 10,046,440 and 8,646,149 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	50	49
Additional paid-in capital	226,405	214,826
Accumulated other comprehensive income	—	1
Accumulated deficit	(214,335)	(207,171)
Total Arcadia Biosciences stockholders’ equity	12,120	7,705
Non-controlling interest	1,496	621
Total stockholders' equity	13,616	8,326
Total liabilities and stockholders’ equity	$37,778	$32,574

Arcadia Biosciences, Inc.

Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Product	$231	$162	$385	$269
License	—	—	100	—
Royalty	12	—	42	—
Contract research and government grants	38	41	63	92
Total revenues	281	203	590	361
Operating expenses:
Cost of product revenues	1,490	89	1,622	148
Research and development	1,993	1,950	4,237	3,456
Selling, general and administrative	3,674	3,146	7,397	5,957
Total operating expenses	7,157	5,185	13,256	9,561
Loss from operations	(6,876)	(4,982)	(12,666)	(9,200)
Interest expense	(6)	—	(9)	—
Other income, net	10	101	82	221
Change in fair value of common stock warrant liabilities	(3,079)	9,482	5,082	987
Gain on extinguishment of warrant liability	47	—	47	—
Offering costs	—	(365)	—	(365)
Net (loss) income before income taxes	(9,904)	4,236	(7,464)	(8,357)
Income tax benefit (provision)	10	1	(7)	(18)
Net (loss) income	(9,894)	4,237	(7,471)	(8,375)
Net loss attributable to non-controlling interest	(205)	—	(307)	—
Net (loss) income attributable to common stockholders	$(9,689)	$4,237	$(7,164)	$(8,375)
Net (loss) income per share attributable to common stockholders:
Basic and diluted	(1.04)	0.84	(0.80)	(1.70)
Weighted-average number of shares used in per share calculations:
Basic and Diluted	9,327,317	5,054,812	8,989,265	4,916,116
Other comprehensive loss, net of tax
Unrealized losses on available-for-sale securities	—	—	(1)	—
Other comprehensive loss	—	—	(1)	—
Comprehensive (loss) income attributable to common stockholders	$(9,689)	$4,237	$(7,165)	$(8,375)

Arcadia Biosciences, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,471)	$(8,375)
Adjustments to reconcile net loss to cash used in operating activities:
Change in fair value of common stock warrant liabilities	(5,082)	(987)
Gain on extinguishment of warrant liability	(47)	—
Offering costs	—	365
Depreciation	182	77
Lease amortization	484	348
Net amortization of investment premium	(44)	(82)
Stock-based compensation	1,367	811
Write-down of inventory and prepaid production costs	1,421	—
Changes in operating assets and liabilities:
Accounts receivable	199	40
Inventories	(8,031)	(561)
Prepaid expenses and other current assets	(1,276)	(302)
Other noncurrent assets	(15)	—
Accounts payable and accrued expenses	2,252	677
Amounts due to related parties	(18)	(10)
Other noncurrent liabilities	(43)	—
Unearned revenue	(42)	(81)
Operating lease payments	(384)	(349)
Net cash used in operating activities	(16,548)	(8,429)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,749)	(315)
Purchases of investments	(1,292)	(8,623)
Proceeds from sales and maturities of investments	17,650	13,150
Net cash provided by investing activities	14,609	4,212
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from warrant exercises from June 2018 Offering	6,822	—
Proceeds from borrowings	3,108	—
Payments of transaction costs relating to extinguishment of warrant liability	(594)	—
Proceeds from issuance of common stock and warrants from June 2019 Offering	—	7,500
Payments of offering costs relating to June 2019 Offering	—	(619)
Payments of offering costs relating to June 2018 Offering	—	(24)
Principal payments on notes payable	(15)	—
Proceeds from ESPP purchases	14	8
Capital contributions received from non-controlling interest	1,182	—
Net cash provided by financing activities	10,517	6,865
Net increase in cash, cash equivalents and restricted cash	8,578	2,648
Cash, cash equivalents and restricted cash — beginning of period	8,417	11,998
Cash, cash equivalents and restricted cash — end of period	$16,995	$14,646
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes	$—	$2
Cash paid for interest	$6	$—
NONCASH INVESTING AND FINANCING ACTIVITIES:
Fixed assets acquired with notes payable	$37	$—
Common stock warrants issued to placement agent and included in offering costs related to May 2020 Warrant Transaction	$215	$—
Offering costs in accounts payable and accrued expenses at end of period	$—	$22
Common stock warrants issued to placement agent and included in offering costs related to June 2019 Offering	$—	$86
Right of use assets obtained in exchange for new operating lease liabilities	$3,947	$2,328
Purchases of fixed assets included in accounts payable and accrued expenses	$—	$6

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